Exhibit 10.7

CUSTODIAN AGREEMENT

AGREEMENT made as of December 11, 2009, between each of the entities set forth on Appendix A attached hereto (each, a “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH

WHEREAS, each Company desires to appoint the Custodian as custodian under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF CUSTODIAN

Each Company hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. Each Company shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by such Company from time to time during the term of this Agreement.

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians or may maintain assets with one or more Eligible Securities Depositories (each as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian or Eligible Securities Depository so appointed or utilized, as applicable.

Section 2.01. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of each Company delivered to the Custodian and, on behalf of such Company, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

Section 2.02. Manner of Holding Securities and Other Assets.

(a)

Except to the extent precluded by Section 8-501(d) of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts (“UCC”), the Custodian shall hold all securities and other assets, other than cash, of each Company that are delivered to it hereunder in a “securities account” with the Custodian for and in the name of such Company and shall treat all such assets, other than cash, as “financial assets” as those terms are used in the UCC. The Custodian shall at all times hold securities or other financial assets held for each Company either: (i) by physical possession of the certificated securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book-entry form by maintaining “security entitlements,” within the meaning of the UCC, with respect to such financial assets with (A) a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22(a) below or (B) an Eligible Securities Depository in accordance with the provisions of Section 2.22(b) below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of each Company shall be as set forth under this Agreement.

(b)

The Custodian shall at all times hold registered securities of each Company in the name of the Custodian, the Company or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Company, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Company or other customer for which such securities and other assets are held in such account and the respective interests therein.

Section 2.03. Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Company, provided that, payment shall be made by the Custodian only upon receipt of the securities by: (1) the Custodian; (2) a clearing corporation of a national securities exchange of which the Custodian is a member; (3) a Securities System; or (4) an Eligible Securities Depository. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book- entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that, the Custodian’s instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an “Institutional Client” shall mean a major commercial bank, corporation, insurance company, pension fund or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

Section 2.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Company for other securities in connection with any reorganization, recapitalization, split- up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Company or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

Section 2.05. Sales of Securities. (a) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Company, but only against payment therefor in the form of: (1) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (3) credit to the Account of the Custodian with a Securities System or Eligible Securities Depository, in accordance with the provisions of Section 2.22(a) and Section 2.22(b) hereof. Notwithstanding the foregoing, upon the receipt of Proper Instructions: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with “street delivery custom” to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

Section 2.06. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts, Global Depository Receipts or International Depositary Receipts (hereinafter referred to, collectively, as “ADRs”), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

Section 2.07. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Company of such action in writing by facsimile transmission or in such other manner as the Company and the Custodian may agree in writing.

Section 2.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

Section 2.09. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the applicable Company relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the Company; (b) deposit and maintain in a segregated account, securities (either physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. The applicable Company and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

Section 2.10. Futures Contracts. Upon receipt of Proper Instructions or pursuant to the provisions of any futures margin procedural safekeeping agreement with the applicable Company (a “Procedural Agreement”) the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Company; (b) deposit and maintain in a segregated account cash, securities and other assets designated as initial, maintenance or variation “margin” deposits intended to secure the Company ‘s performance of its obligations under any futures contracts purchased or sold or any such options on futures contracts written by the Company (i) in a segregated account established in accordance with the provisions of a futures margin Procedural Agreement among the Company, the Custodian and any futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits (a “Segregated Futures Margin Account”), or (ii) in a broker’s margin account meeting the applicable requirements of Rule 17f-6 under the 1940 Act, as the same may be amended from time to time (a “Broker’s Futures Margin Account”); and (c) release to the applicable Company any such assets held in a Segregated Futures Margin Account, or accept delivery of such assets back from a Broker’s Margin Account, as the case may be. In the absence of Proper Instructions, the Custodian may release assets from and/or transfer assets into a Segregated Futures Margin Account only in accordance with the provisions of the applicable Procedural Agreement. Each Company and the applicable futures commission merchant shall be responsible for the sufficiency of assets held in a Segregated Futures Margin Account or Broker’s Futures Margin Account, as the case may be, in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms. For purposes of determining the Custodian’s obligations with respect to any losses resulting from the acts or omissions of any futures commission merchant holding Company assets in a Broker’s Futures Margin Account, such futures commission merchant shall be deemed to be an Additional Custodian (as defined below), and the Custodian’s liability shall be governed by the provisions of Section 5.02(b) hereof.

Section 2.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Company to lenders or their agents, or otherwise establish a segregated account as agreed to by such Company and the Custodian, as collateral for borrowings effected by such Company, provided that such borrowed money is payable by the lender (a) to or upon the Custodian’s order, as Custodian for such Company, and (b) concurrently with delivery of such securities.

Section 2.12. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as “Interest Bearing Deposits”) for the account of a Company, the Custodian shall purchase such Interest Bearing Deposits in the name of the Company with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as “Banking Institutions”) and in such amounts as the Company may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Company may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Company appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Company for Interest Bearing Deposits accepted on the Custodian’s books in the United States of America on behalf of the Company shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian’s books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Company deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.13. Foreign Exchange Transactions.

(a)

Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Company with such currency brokers or Banking Institutions as such Company may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which the Company deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

(b)

Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Company its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Company with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

(c)

Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

Section 2.14. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Company, deliver securities of such Company to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian’s instructions to the Securities System shall require that the Securities System deliver the securities of the Company to the borrower thereof only upon receipt of the collateral for such borrowing. Upon receipt of Proper Instructions, the Custodian shall release the collateral received in respect of a loan of securities to the borrower against receipt of the loaned securities.

Section 2.15. Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to each Company with respect to portfolio securities; (b) upon Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Company, promptly credit to the account of the Company all income and other payments relating to portfolio securities and other assets held by the Custodian; (c) promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of such Company, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify the Company of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform the Company of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to each Company. The Custodian shall promptly notify the Company in writing by facsimile transmission, or in such other manner as the Company and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Company is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

Section 2.16. Reserved.

Section 2.17. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments or securities sold from time to time by the Company, and shall promptly credit such funds to the account(s) of the applicable Company. The Custodian shall promptly notify the Company of Custodian’s receipt of cash in a Company account by facsimile transmission or in such other manner as the Company and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for such cash or securities as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Company ; and (b) make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian, in payment for cash or securities which are deposited to the account(s) of the Company.

Section 2.18. Proxies, Notices, Etc. The Custodian shall deliver to the applicable Company or such other person as the Company shall designate in Proper Instructions, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Company that are received by the Custodian, any Subcustodian, or any nominee of either of them (or with the exercise of reasonable care that the Custodian, any Subcustodian, or any nominee of either of them should have become aware), and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

Section 2.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Company.

Section 2.20. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Company held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

Section 2.21. Bank Accounts.

(a)

Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as “Bank Accounts”) on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of the Company, and shall be subject only to the draft or order of the Custodian; and provided further, however, that such Bank Accounts in countries other than the United States of America may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Company or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to the Company for deposits accepted on the Custodian’s books in the United States of America shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to the Company for deposits accepted on any Subcustodian’s books shall be governed by the provisions of Section 5.02.

(b)

Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Company, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of such Company, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Company or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit; provided, however, that the Custodian shall not be responsible for losses arising in the event of the Banking Institution’s insolvency.

(c)

Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Company deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.22. Deposit of Company Assets in Securities Systems and Eligible Securities Depositories.

(a)

The Custodian may deposit and/or maintain domestic securities owned by a Company in compliance with applicable Securities and Exchange Commission (“SEC”) rules and regulations, provided that, upon receipt of Proper Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of such Company as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the Company maintained with such Securities System.

(b)

The Custodian may deposit and/or maintain “Foreign Assets” (as defined in Rule 17f-5 under the 1940 Act, as the same may be amended from time to time (“Rule 17f-5”)), owned by a Company in a securities depository located outside the United States of America that the Custodian has determined meets the definition of “Eligible Securities Depository” under Rule 17f-7(b)(1) under the 1940 Act, as the same may be amended from time to time (“Rule 17f-7”), or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an “Eligible Securities Depository”), provided that prior to the deposit or maintenance of Foreign Assets of a Company with a securities depository located outside the United States of America, the Custodian shall have certified in writing to such Company that the securities depository is an “Eligible Securities Depository”. Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act, and subject to the following provisions:

(1)

The Custodian or any Subcustodian may deposit and/or maintain Foreign Assets held hereunder in an Eligible Securities Depository, provided that such Foreign Assets are represented in an Account of the Custodian or Subcustodian in the Eligible Securities Depository which Account shall not contain any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Eligible Securities Depository unless the Company permits another manner of holding, representing and/or designating a Company’s Foreign Assets.

(2)

The Custodian shall, in accordance with the standard of care set forth in Section 5.01(a) hereof, be responsible for: (A) providing the applicable Company or its designee an analysis (in form and substance reasonably satisfactory to the Company) of the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (B) establishing a system to monitor the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (C) monitoring the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository on a continuing basis; and (D) promptly notifying the Company of any material change in the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository.

(3)

The Eligible Securities Depository shall be obligated to comply with the Custodian’s or Subcustodian’s directions with respect to the Foreign Assets held in such Account, provided that the Foreign Assets held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration.

(4)

Each Company hereby acknowledges that the Custodian or each Subcustodian shall be the party in whose name any Foreign Assets deposited by the Custodian or the Subcustodian in the Account are to be registered or recorded, provided, however, that the Custodian may register or record Foreign Assets of such Company in the name of the Company or other nominee for the Company upon the Custodian’s provision of written notice to the Company of such proposed registration or recordation at least 5 Business Days prior to such registration or recordation. For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

(5)	The books and records of the Custodian shall at all times identify those Foreign Assets belonging to each Company which are maintained in an Eligible Securities Depository.

(6)

The Custodian shall pay for Foreign Assets purchased for the account of a Company only upon (w) receipt of advice from the Eligible Securities Depository that such Foreign Assets have been transferred to the Account of the Custodian or Subcustodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Company, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may receive delivery of such securities and make payment therefor in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. The Custodian or Subcustodian shall transfer Foreign Assets sold for the account of a Company only upon (y) receipt of advice from the Eligible Securities Depository that payment for such Foreign Assets has been transferred to the Account of the Custodian or Subcustodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Company, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may make payment therefor and receive delivery of such securities in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. Copies of all advices from the Eligible Securities Depository relating to transfers of Foreign Assets for the account of a Company shall identify such Company or the Custodian or Subcustodian who is holding the assets of such Company and shall be maintained for such Company by the Custodian. The Custodian shall deliver to the Company no later than the next succeeding Business Day, or at such other time or times as the Company and the Custodian may agree in writing, daily transaction reports which shall include each day’s transactions in the Eligible Securities Depository for the account of each applicable Company. Such transaction reports shall be delivered to the Company or any agent designated by the Company pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as the Company and the Custodian may agree in writing.

(7)

The Custodian shall, if requested by a Company or its designee pursuant to Proper Instructions, provide the Company with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository’s accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

(8)

The Custodian (A) shall terminate the use of any Eligible Securities Depository on behalf of any Company as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the Foreign Assets of any Company maintained with such Eligible Securities Depository: (1) upon receipt of Proper Instructions; or (2), in the absence of the receipt of Proper Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7, and (B) shall provide the Company or their respective designees with written notification of any termination of the Custodian’s use of an Eligible Securities Depository at least 90 Business Days prior to the effective date of the proposed termination, unless the Company in its discretion permits a shorter notification period.

(9)

Each Eligible Securities Depository through which the Custodian maintains Foreign Assets of the applicable Company and the countries where they may hold Foreign Assets of the applicable Company shall be listed on Appendix “B” attached hereto, as the same may be amended from time to time in accordance with the provisions of Section 8.04(c) hereof.

Section 2.23. Other Transfers.

(a)

Upon receipt of Proper Instructions, the Custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of a Company (an “Additional Custodian”) securities, cash and other assets of such Company in accordance with such Proper Instructions. Each Additional Custodian shall be identified as such on Appendix “B”, as the same may be amended from time to time in accordance with the provisions of Section 8.04(c) hereof.

(b)

Upon receipt of Proper Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a Company in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Proper Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

Section 2.24. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Company, into which account or accounts may be transferred cash and/or securities or other assets of the Company, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22(a) hereof or an Eligible Securities Depository pursuant to Section 2.22(b) hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC or SEC rules or regulations relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Proper Instructions.

Section 2.25. Custodian’s Books and Records. The Custodian shall provide any assistance reasonably requested by a Company in the preparation of reports to such Company’s shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Company as may be required by applicable law; (a) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of each Company, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or the Company Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (b) cancelled checks and bank records related thereto. The Custodian shall keep books and records of each Company as the Company shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Company. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the applicable Company and shall be available during normal business hours for inspection and use by the Company and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, the Company shall not take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

Section 2.26. Opinion of the Company’s Independent Certified Public Accountants. The Custodian shall take all reasonable action as a Company may request to obtain from year to year favorable opinions from such Company’s independent certified public accountants with respect to the Custodian’s activities and any annual financial statements.

Section 2.27. Reports by Independent Certified Public Accountants. At the request of a Company, the Custodian shall deliver to such Company a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System, Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Company and as may reasonably be obtained by the Custodian.

Section 2.28. Insurance Requirements.

(a)

The Custodian shall, at its own expense, procure and maintain: (i) workers compensation insurance for its own employees in an amount not less than the statutory limits under all applicable statutes, rules and regulations in each of the states in which Custodian operates and under all applicable federal statutes, rules and regulations, (ii) employers liability insurance in an amount not less than $1,000,000 per occurrence, (iii) comprehensive general liability insurance in an amount not less than $1,000,000 per occurrence, (iv) comprehensive automobile liability (including automobile non-ownership liability) insurance in a combined single limit amount of not less than $1,000,000 per occurrence, (v) umbrella or excess liability insurance providing coverages in excess of the coverages listed in (ii), (iii) and (iv) above in an amount not less than $5,000,000 per occurrence, (vi) errors and omission liability insurance in an amount not less than $10,000,000 per claim, (vii) a fidelity bond in an amount not less than $10,000,000 per loss, and (viii) electronic and computer crime insurance in an amount not less than $10,000,000 per loss, provided however that the term “Custodian” in this Section 2.28 shall not include a Subcustodian or Eligible Securities Depository. Nothing in this Section 2.28 shall be deemed to limit the Custodian’s liability to the types or coverage amounts specified above or to limit any coverage under any of Custodian’s insurance policies.

(b)

Concurrent with the execution of this Agreement, Custodian shall provide a “certificate of insurance” to the Company that evidences that policies, bonds or similar agreements providing the types and amounts of coverage specified in paragraph (a) of this Section 2.28 have been entered into and are in full force and effect.

Section 2.29. Provision of Information. At the request of a Company the Custodian shall promptly provide to the Company all information relating to the Company’s cash, securities, and other assets which may be reasonably requested by the Company in order to determine the amount to be paid to the Custodian under Article VI hereof. Such information shall be delivered to the Company at such time(s) and in such form(s) specified by the Company.

ARTICLE III

PROPER INSTRUCTIONS

AND RELATED MATTERS

Section 3.01. Proper Instructions.

(a)

Proper Instructions. As used herein, the term “Proper Instructions” shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Company by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Company by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Company by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian’s receipt of such confirmation. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

(b) Address for Proper Instructions. Proper Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Company.

Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Company shall deliver to the Custodian, duly certified as appropriate by the Secretary or Assistant Secretary of the Company a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Company (collectively, the “Authorized Persons” and individually, an “Authorized Person”). Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by the Company to give Proper Instructions such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions for the Company

Section 3.03. Persons Having Access to Assets of the Company. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, officer, employee or agent of a Company shall have physical access to the assets of such Company held by the Custodian nor shall the Custodian deliver any assets of a Company for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, so long as such action does not result in delivery of or access to Company assets prohibited by this Section 3.03; or (b) the Company’s independent certified public accountants from examining or reviewing the assets of the Company held by the Custodian. Each Company shall deliver to the Custodian a written certificate identifying such Authorized Persons, officers, employees and agents of the Company.

Section 3.04. Actions of Custodian Based on Proper Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV

SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to act on behalf of a Company. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as “Subcustodians.”)

Section 4.01. Appointment of Domestic and Foreign Subcustodians. The Custodian may, at any time and from time to time, appoint any bank, trust company, depository or clearing agent, to act on behalf of a Company as a subcustodian for purposes of holding cash, securities and other assets of such Company and performing other functions of the Custodian within the United States (a “Domestic Subcustodian”); provided that, the Custodian shall notify the Company in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Subcustodian.

The Custodian may at its discretion appoint and remove subcustodians for purposes of holding cash, securities and other assets of the Company outside the United States (a “Foreign Subcustodian”). The Foreign Subcustodians and the countries and custody arrangements are listed on Schedule A to this Agreement, which list may be amended from time to time in the sole discretion of the Custodian.

Section 4.02. Termination of a Subcustodian. The Custodian shall cause each Domestic Subcustodian and Foreign Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon receipt of Proper Instructions, terminate such Subcustodian with respect to each applicable Company and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to the Company, terminate any Domestic Subcustodian or Foreign Subcustodian, and (B) shall, upon receipt of Proper Instructions, terminate any Subcustodian with respect to the Company, in accordance with the termination provisions under the applicable subcustodian agreement.

Section 4.03. Certification Regarding Foreign Subcustodians. Upon request of a Company, the Custodian shall deliver to such Company a certificate stating (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian for such Company; and (ii) the countries in which and the securities depositories and clearing agents through which each such Foreign Subcustodian is then holding cash, securities and other assets of such Company.

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

Section 5.01. Standard of Care.

(a)

General Standard of Care. In carrying out all of its duties and obligations under this Agreement, the Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the applicable Company for all loss, damage and expense suffered or incurred by such Company resulting from the failure of the Custodian to exercise such reasonable care, prudence and diligence.

(b)

Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian, Securities System or Eligible Securities Depository, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a “Person”) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the breach by the Custodian of the standard care as set forth in Section 5.01(a), or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person’s control and which could not reasonably be anticipated and/or prevented by such Person.

(c)

Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to a Company, (i) the Custodian shall promptly notify such Company of the occurrence of such event and (ii) the Custodian shall cause any applicable Subcustodian, to use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Company.

(d)

Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of (i) counsel for the Company, or (ii) at the expense of the Custodian, such other counsel as the Company and the Custodian may agree upon, on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

(e)

Expenses of the Company. If the Custodian is liable to a Company under this Article V, the Custodian shall be liable to such Company for all reasonable costs and expenses incurred by the Company in connection with any claim by the Company against the Custodian or any Subcustodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by the Company in asserting any such claim, and all expenses incurred by the Company in connection with any investigations, lawsuits or proceedings relating to such claim, provided that such Company has recovered from the Custodian for such claim.

(f)

Charge Against Company. If a Company requires the Custodian, its affiliates, subsidiaries or agents to advance cash or securities for any purpose (including without limitation securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities (together, the “Charges”) in connection with the performance of this Agreement, except such as may arise from the Custodian’s or its nominee’s own negligence or willful misconduct, such advances and Charges shall be a charge against the Company.

(g)

Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Company, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Company by entities other than the Custodian prior to the Custodian’s appointment as custodian hereunder.

Section 5.02. Liability of Custodian for Actions of Other Persons.

(a)

Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission was performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by the Company caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse the Company in the amount of any such loss, damage or expense.

(b)

Securities Systems and Eligible Securities Depositories. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to the Company for any loss, damage or expense suffered or incurred by the Company resulting from the use by the Custodian of a Securities System or Eligible Securities Depository, unless such loss, damage or expense is caused by, or results from the Custodian’s breach of the standard of care set forth in Section 5.01(a); provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Eligible Securities Depository to protect the interests of the Company.

(c)

Reimbursement of Expenses. Each Company agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Company in connection with the fulfillment of its obligations under this Section 5.02; provided however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

Section 5.03. Indemnification.

(a)

Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Company agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of the Company in the performance of its duties and obligations under this Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Custodian’s breach of the standard of care as set forth in Section 5.01(a). In addition, each Company agrees to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other Company property are registered in the name of such Person; provided however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

b)

Notice of Litigation, Right to Prosecute, Etc. A Company shall not be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified the Company in writing of the commencement of any litigation or proceedings brought against such a Person in respect of which indemnity may be sought under this Section 5.03. The Company shall be entitled to participate in any such litigation or proceedings and, after written notice from the Company to any Person, the Company may assume the defense of such litigation or proceedings with counsel of its choice at its own expense, subject to applicable law and the ruling of any court of competent jurisdiction; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Company has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Company with adequate notice of any such settlement or judgment, and without the Company’s prior written consent. All Persons shall submit written evidence to the Company with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Company may reasonably request.

Section 5.04. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a Company, the Custodian shall not be liable to the Company and the Company agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Company is subject.

Section 5.05. Company’s Right to Proceed. Notwithstanding anything to the contrary contained herein, each Company shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s right against any Subcustodian, Securities System, or other Person for loss, damage or expense caused the Company by such Subcustodian, Securities System or other Person, and shall be entitled to enforce the right of the Custodian with respect to any claim against such Subcustodian, Securities System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to that extent that the Company has not yet been made whole for any such loss or damage. Upon the Company’s election to enforce any rights of the Custodian under this Section 5.05, the Company shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian; provided that, so long as the Company has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, the Company shall retain the right to settle, compromise and/or terminate any action or proceeding without the Custodian’s consent and provide further, that if the Company has not made an acknowledgment of its obligation to indemnify, the Company shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which shall not be unreasonably withheld or delayed. In any event, the Custodian shall retain the ability to enforce its rights directly against any such Subcustodian, Securities System or other Person if it makes the Company whole for such loss of damage. The Custodian agrees to cooperate with the Company and take all actions reasonably requested by the Company in connection with the Company’s enforcement of any rights of the Custodian. The Company agrees to reimburse to Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this Section 5.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting for the breach of the standard of care set forth in Section 5.01(a) by the Custodian.

ARTICLE VI

COMPENSATION

The Custodian shall be compensated in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and each Company.

ARTICLE VII

TERMINATION

With respect to each Company, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to such Company, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Company by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Company by written notice delivered to the Custodian, based upon the Company’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian’s receipt of such notice or at such later time as the Company shall designate. In the event of termination pursuant to this Article VII by any Company, each such Company shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Company setting forth such fees and expenses. The Company shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other Company assets shall, upon termination of this Agreement be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement as to a terminating Company shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of such terminating Company held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the terminating Company held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian with respect to such terminating Company under this Agreement. In the event that securities and other assets of such terminating Company remain in the possession of the Custodian after the date of termination hereof with respect to such terminating Company owing to a failure of the Company to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Company shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by a Company and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Company in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. The execution and delivery to the Custodian of an amended Appendix “A” which deletes one or more Companies shall constitute a termination of this Agreement only with respect to such deleted Company(s), shall be governed by the preceding provisions as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Company(s) so deleted, and shall not affect the obligations of the Custodian and any other Company hereunder with respect to the other Companies set forth in Appendix “A,” as amended from time to time.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Execution of Documents, Etc.

(a)

Actions by the Company. Upon request, each Company shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to the Company under this Agreement or any applicable subcustodian agreement with respect to the Company, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b)

Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to a Company or to such other parties as the Company may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section 8.02. Several Obligations of Each Company. WITH RESPECT TO ANY OBLIGATIONS OF A COMPANY ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE COMPANY TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE COMPANY HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT.

Section 8.03. Entire Agreement. This Agreement constitutes the entire understanding and agreement of each Company, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Company and the Custodian.

Section 8.04. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix A listing the Companies for which the Custodian serves as custodian may be amended from time to time to add one or more Companies by execution and delivery to the Custodian of an amended Appendix A, and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix A may be amended from time to time to delete one or more Companies (but less than all of the Companies) by the execution and delivery to the Custodian of an amended Appendix A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each Company in writing; and (c) Appendix B may be amended from time to time in writing by each Company and the Custodian.

Section 8.05. Interpretation. In connection with the operation of this Agreement, the Custodian and any Company may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Company as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 8.06. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section 8.07. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

Section 8.08. Notices. Except in the case of Proper Instructions notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

(a)	If to any Company:

c/o Pyramis Global Advisors, LLC

900 Salem Street

Smithfield, Rhode Island 02917

Attn: Douglas Payne, Director

Telephone: (401) 292-5578

Telefax:      (617) 385-1833

(b)	If to the Custodian:

State Street Bank and Trust Company

2 Avenue de Lafayette, LCC/6

Boston, Massachusetts 02111

Attn: Gus Bonavita, Vice President

Telephone: (617) 662-3839

Telefax:      (617) 956-5674

or to such other address as a Company or the Custodian may have designated in writing to the other.

Section 8.09. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Company and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither the Custodian nor any Company may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Company, this Agreement as amended and restated shall become effective when one or more counterparts have been signed and delivered by such Company and the Custodian.

Section 8.11. Consent to Recording. Each Company and the Custodian hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

Section 8.12. Anti-Money Laundering; ERISA. Each Company acknowledges that the Custodian is required to comply with a number of U.S. regulations and policies concerning matters such as the identity of its customers and the source of funds it handles, including the Bank Secrecy Act and the USA Patriot Act, and all regulations issued thereunder, and the regulations issued by the U.S. Department of Treasury, Office of Foreign Asset Control (together, the “U.S. Money Laundering and Investor Identification Requirements”). Accordingly, each Company confirms that it has complied and shall continue to comply with all applicable U.S. Money Laundering and Investor Identity Requirements, including without limitation, maintaining and effecting appropriate procedures to verify suspicious transactions and the source of funds for settlement of transactions.

The aggregate interest in any class (or similar designation, if any) of interests in each Company held by benefit plan investors (as such term is interpreted under The Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) shall not at any time equal or exceed 25% of the outstanding interests of such class (or similar designation, if any) without the prior written consent of the Custodian, and the Company shall not, without the prior written consent of the Custodian, permit the assets of the Company to be deemed assets of an employee benefit plan that is subject to ERISA. Each Company acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until the Company’s investment manager has delivered to the Custodian an executed Indemnification and Contribution Agreement, in form and substance satisfactory to the Custodian.

Section 8.13. Confidentiality; Survival of Obligations. The parties hereto agree that all information regarding the assets, investment holdings, transactions or other confidential and proprietary information of each Company with respect to accounts maintained on behalf of such Company shall be treated as confidential and not disclosed to any third party (without regard to whether such third party is Company’s client, any investment manager hired by any such client, or other service provider to any such client), except as permitted under this Agreement.

(a) Definition. “Proprietary Information” shall mean any and all written, oral and visual technical, trade secret or business information of a Company that is disclosed to the Custodian or is otherwise obtained by the Custodian from the Company or its agents during the term of this Agreement including, without limitation, financial information, proprietary data or customer information, including without limitation investment holdings or transactional data.

(b) Duty Not to Use or Disclose. The Custodian acknowledges and understands that the Proprietary Information is confidential and proprietary to the Company, that it constitutes trade secrets of the Company, and that it is of great value and importance to the success of the Company’s business. The Custodian agrees to use its best efforts to safeguard the Proprietary Information and prevent the unauthorized, negligent or inadvertent use or disclosure thereof at all times consistent with its standard of care obligations as set forth in Section 5.01 of this Agreement. The Custodian shall not, without the prior written approval of the Company, directly or indirectly, disclose the Proprietary Information to any person or business entity except for employees, attorneys, accountants and other advisors of the Custodian and its affiliates on a need-to-know basis. The Custodian shall only use the Proprietary Information for the purpose of rendering services pursuant to this Agreement and shall not use the Proprietary Information for any other purpose. The Custodian shall promptly notify the Company of any unauthorized use or disclosure of Proprietary Information of which the Custodian becomes aware. The Custodian shall be liable to the Company for any use or disclosure of Proprietary Information by the Custodian inconsistent with the terms hereof, including the Custodian’s failure to use its best efforts to safeguard the Proprietary Information, in accordance with the terms of Section 5.01 of this Agreement.

(c) Duty To Return. If requested by the Company, the Custodian shall return to the Company any and all Proprietary Information in tangible form together with any copies or reproductions thereof. Notwithstanding the foregoing, the Company agrees that the Custodian may retain such copies of the Proprietary Information as may be required for regulatory compliance requirements.

(d) Remedies. The Custodian acknowledges and understands that the use or disclosure of the Proprietary Information in any manner inconsistent with this Agreement will cause the Company irreparable damage. The Company shall have the right to (a) equitable and injunctive relief to prevent such unauthorized, negligent or inadvertent use or disclosure and to pursue any other available remedy, and (b) recover the amount of all such damage (including reasonable attorneys’ fees and expenses) to the Company in connection with such use or disclosure, provided, however, that such damages shall not include special, indirect, extraordinary or consequential damages. In the event that any court of competent jurisdiction determines that any provision of this Agreement is too broad to enforce as written, such court is authorized and directed to construe, modify or reform such provision to the extent reasonably necessary to make such provision enforceable. No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude the exercise of any other right, power or privilege hereunder.

(e) Exclusions. The Custodian shall not have any obligations under this Agreement with respect to any information that is: (i) already known to the Custodian or its affiliates at the time of the disclosure; (ii) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the Custodian; (iii) subsequently disclosed to the Custodian or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the Company which rightfully acquired such information; (iv) communicated to a third party by the Custodian with the express written consent of the Company; (v) independently acquired or developed by the Custodian (except with respect to holdings, transactions and related data of the Company); or (vi) required to be disclosed pursuant to a subpoena, summons, order or other judicial, administrative or governmental process, by any bank examiner or auditor, or otherwise by applicable law or regulation, provided the Custodian provides prompt notice to the Company so that the Company will have the opportunity to obtain a protective order.

(f) Termination. The rights and obligations of the parties hereunder with respect to any Proprietary Information disclosed or obtained prior to termination shall survive any termination of this Agreement or any return of Proprietary Information under Section 8.13(c) for a period of two (2) years.

(g) Survival of Obligations. The provisions of this Section 8.13 and Sections 8.01, 8.02, 8.07, 8.09, Section 3.04, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

[signature page immediately follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

FOR EACH OF THE ENTITIES LISTED ON APPENDIX A HERETO

By:	/s/ Louis Russo
Name:	Louis Russo
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph C. Antonellis
Name:	Joseph C. Antonellis
Title:	Vice Chairman

APPENDIX A

TO

CUSTODIAN AGREEMENT

COMPANIES

Pyramis Leveraged Loan LP

A-1

APPENDIX B

TO

CUSTODIAN AGREEMENT

The following is a list of Additional Custodians, Foreign Subcustodians and Eligible Securities Depositories:

Additional Subcustodians – None

Foreign Subcustodians – See Schedule A

Eligible Securities Depositories – See Schedule B

C-1

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Argentina	Citibank, N.A.

Australia	The Hongkong and Shanghai Banking Corporation Limited
Citigroup Pty. Limited

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.
UniCredit Bulbank AD*

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Close Trustees (Cayman) Limited

Chile	Banco Itaú Chile

People’s Republic of China	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d.
Zagrebacka Banka d.d.*

Cyprus	BNP Paribas Securities Services, S.A., Greece (operating through its Athens branch)

Czech Republic	Československá obchodní banka, a.s.
UniCredit Bank Czech Republic a.s.*

As of 12/31/09	-1-

*	Legacy subcustodian relationship established by Investors Bank & Trust Company (IBT) for its customers.

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Denmark	Skandinaviska Enskilda Banken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS SEB Pank

Finland	Skandinaviska Enskilda Banken AB, Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	BNP Paribas Securities Services, S.A.

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	NBI hf.

India	Deutsche Bank AG
The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland
HSBC Bank Plc.*

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Limited

Japan	Mizuho Corporate Bank Limited
The Hongkong and Shanghai Banking Corporation Limited

As of 12/31/09	-2-

*	Legacy subcustodian relationship established by Investors Bank & Trust Company (IBT) for its customers.

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Jordan	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	SB HSBC Bank Kazakhstan JSC
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG
The Hongkong and Shanghai Banking Corporation Limited
Standard Chartered First Bank (Korea) Limited*

Kuwait	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	AS SEB Banka

Lebanon	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	AB SEB Bankas

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic IBTC Bank Plc.

Norway	Skandinaviska Enskilda Banken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

As of 12/31/09	-3-

*	Legacy subcustodian relationship established by Investors Bank & Trust Company (IBT) for its customers.

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Peru	Citibank del Perú, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)
BNP Paribas Securities Services, S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.
UniCredit Tiriac Bank S.A.*

Russia	ING Bank (Eurasia) ZAO

Saudi Arabia	Saudi British Bank
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	UniCredit Bank Serbia JSC

Singapore	Citibank N.A.
United Overseas Bank Limited

Slovak Republic	Československá obchodna banka, a.s.
UniCredit Bank Slovakia a.s.*

Slovenia	UniCredit Banka Slovenija d.d.

South Africa	Nedbank Limited
Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

As of 12/31/09	-4-

*	Legacy subcustodian relationship established by Investors Bank & Trust Company (IBT) for its customers.

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Market	Subcustodian

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG
Credit Suisse AG

Taiwan - R.O.C.	Deutsche Bank AG
Standard Chartered Bank (Taiwan) Limited

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.
HSBC Bank A.S.*

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates – Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch
HSBC Bank Plc.*

Uruguay	Banco Itaú Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	HSBC Bank (Vietnam) Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

As of 12/31/09	-5-

*	Legacy subcustodian relationship established by Investors Bank & Trust Company (IBT) for its customers.

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	National Bank of Belgium
Euroclear Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Botswana	Central Securities Depository Company of Botswana Ltd.

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)
Companhia Brasileira de Liquidação e Custódia
Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank
Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai Branch China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia	Depósito Central de Valores
Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Sredisnje klirinsko depozitarno drustvo d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank
Středisko cenných papíru - Ceská republika

Denmark	VP Securities A/S

As of 12/31/09	-1-

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository

Egypt	Misr for Central Clearing, Depository and Registry S.A.E.
Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Euroclear Finland

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Ghana	GSE Securities Depository Company Ltd.

Greece	Kentriko Apothetirio Aksion, a department of Hellenic Exchanges S.A. Holding
Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit
Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited
National Securities Depository Limited
Reserve Bank of India

Indonesia	Bank Indonesia
PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan – Net System
Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited
Central Bank of Kenya

As of 12/31/09	-2-

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository

Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

Latvia	Latvian Central Depository

Lebanon	Banque du Liban
Custodian and Clearing Center of Financial Instruments
for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia
Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius
Central Depository and Settlement Co. Ltd.

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	Clearing, Depository and Settlement system, a department of the Palestine Securities Exchange

As of 12/31/09	-3-

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores

Philippines	Philippine Depository & Trust Corporation
Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartościowych
Krajowy Depozyt Papierów Wartos´ciowych, S.A.

Portugal	INTERBOLSA - Sociedad Gestora de Sistemas
de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Qatar Exchange

Romania	S.C. Depozitarul Central S.A.
National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation
National Depository Center

Saudi Arabia	Tadawul Central Securities Depository
Saudi Arabian Monetary Agency

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar, Depository and Clearinghouse

Singapore	The Central Depository (Pte) Limited
Monetary Authority of Singapore

Slovak Republic	Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD - Centralna klirinsko depotna druzba d.d.

South Africa	Strate Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Bank of Sri Lanka
Central Depository System (Pvt) Limited

Sweden	Euroclear Sweden

Switzerland	SIX SIS AG

Taiwan - R.O.C.	Taiwan Depository and Clearing Corporation
Central Bank of China

Thailand	Thailand Securities Depository Company Limited

As of 12/31/09	-4-

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository

Togo	Dépositaire Central – Banque de Règlement

Trinidad and Tobago	Central Bank of Trinidad and Tobago
Trinidad and Tobago Central Depository Limited

Tunisia	Société Tunisienne Interprofessionelle pour la
Compensation et le Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey
Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz
National Bank of Ukraine

United Arab Emirates - Dubai Financial Market	Clearing and Depository System, a department of the Dubai Financial Market

United Arab Emirates - Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited

United Arab Emirates -Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange

United Kingdom	Euroclear UK & Ireland Limited

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela
Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia
LuSE Central Shares Depository Limited
TRANSNATIONAL Euroclear Bank S.A./N.V. Clearstream Banking, S.A.

As of 12/31/09	-5-